UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2016

MSCI Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center, 250 Greenwich St., 49th Floor, New York, NY 10007

(Address of principal executive offices) (Zip Code)

(212) 804-3900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2016, the Board of Directors of MSCI Inc. (“MSCI” or the “Company”) appointed Ms. Kathleen A. Winters to serve as MSCI’s Chief Financial Officer, effective as of May 2, 2016. Ms. Winters will succeed Mr. Robert Qutub, who is expected to retire as Chief Financial Officer on May 2, 2016.

Ms. Winters, 48, most recently served as the Vice President and Chief Financial Officer of Performance Materials and Technologies, an operating segment of Honeywell International, Inc. (“Honeywell”) from 2012 to 2016. She served in various positions of increasing responsibility at Honeywell from 2002 to 2016. Prior to her CFO role, she was Vice President, Corporate Controller and Chief Accounting Officer from 2009 to 2012 and Vice President of Business Analysis and Planning from 2006 to 2009. She also served as the Chief Financial Officer of the Specialty Products business group from 2005 to 2006 and as the Assistant Corporate Controller from 2002 to 2005. In her various roles at Honeywell, Ms. Winters led the global finance organization for Honeywell Performance Materials and Technologies, the global controllership organization and the global financial planning organization for the company. She played a key role partnering with company leadership to drive business growth and profitability, and leading transformational change in the company’s global finance organization by establishing best-practice processes for strategic planning, forecasting and budget management. She also oversaw internal and external financial reporting, acquisition diligence and financial integration. Ms. Winters began her career at PricewaterhouseCoopers LLP (“PwC”) where she served in various positions from 1989 to 2001 and last served as a Senior Manager within the Technology Information Communications and Entertainment practice. She earned her Bachelor of Science degree in Accounting from Boston College in Chestnut Hill, Massachusetts.

In connection with Ms. Winters’ appointment as Chief Financial Officer, the Company entered into an offer letter agreement, effective as of March 15, 2016, with Ms. Winters (the “Offer Letter”). Pursuant to the Offer Letter, Ms. Winters will receive an annual base salary of $525,000, pro-rated from May 2, 2016. Ms. Winters is also eligible to receive (i) an annual cash bonus award with a target opportunity of $800,000 and (ii) an annual long-term incentive award with a target opportunity of $1,300,000, which will be granted 60% in the form of performance-vesting restricted stock units (“PSUs”) and 40% in the form of service-vesting restricted stock units (“RSUs”). Ms. Winters’ 2016 long-term incentive award is discussed in further detail below.

The actual annual cash bonus paid to Ms. Winters will be between 0% and 150% of her target annual cash bonus opportunity based on the attainment of a specified level of financial performance metrics (weighted at 70%) and individual performance metrics (weighted at 30%), as determined by the Compensation Committee of the Board. For 2016, the financial performance metrics are based on the 2016 operating plan approved by the Board on January 21, 2016. Individual performance metrics are based on the attainment of leadership and functional goals. To receive her annual cash bonus, Ms. Winters must be actively employed by the Company and in good standing on the date the cash bonuses are paid. Ms. Winters’ actual cash bonus for 2016 is expected to be paid in February 2017 and will not be pro-rated from May 2, 2016.

The 2016 long-term incentive award is expected to be granted to Ms. Winters pursuant to the MSCI Inc. 2016 Omnibus Incentive Plan (the “Omnibus Plan”) and will have an aggregate target value of $2,860,000, of which $520,000 will be granted in the form of RSUs and $2,340,000 will be granted in the form of PSUs (representing three times the target value of Ms. Winters’ annual PSU component of $780,000). Similar to the PSUs granted in 2016 to the other members of the Company’s Executive Committee, the 2016 PSUs to be awarded to Ms. Winters will be granted in the form of multi-year PSUs that are intended to cover three years of the PSU component of her long-term incentive award, and, as such, Ms. Winters will not receive grants of PSUs in 2017 or 2018. The target number of multi-year PSUs expected to be awarded to Ms. Winters will be determined by dividing the total target value of her multi-year PSUs by the fair value of a PSU as of May 2, 2016. The number of RSUs expected to be granted to Ms. Winters will be determined based on the closing price of the Company’s common stock on April 29, 2016.

Ms. Winters’ long-term incentive award for 2016 will be granted subject to the same terms, and in the case of the multi-year PSUs, the same performance conditions, as those RSUs and multi-year PSUs awarded to other members of the Company’s Executive Committee in 2016, as previously disclosed by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on February 12, 2016. In the event the Company’s shareholders do not approve the Omnibus Plan at the Company’s 2016 annual meeting of shareholders, Ms. Winters’ long-term incentive award for 2016 will be granted under the Company’s Amended and Restated 2007 Equity Incentive Compensation Plan, as amended.

In addition, pursuant to the Offer Letter, Ms. Winters is entitled to receive a one-time sign-on cash bonus of $800,000 (the “Sign-on Cash Bonus”), which is payable in two equal installments within 30 days of each of May 2, 2016 and 2017, respectively, subject to partial repayment if Ms. Winters voluntarily resigns or her employment is terminated for cause prior to the first or second anniversary of May 2, 2016. If Ms. Winters’ employment is involuntarily terminated by the Company prior to the payment of the second installment of the Sign-on Cash Bonus, the Company will pay her the second installment within 60 days following her termination date, subject to her execution and non-revocation of a release of claims in favor of the Company. Ms. Winters is also entitled to receive a one-time sign-on RSU award (the “Sign-on RSU Award”) with a grant date value of $2,300,000 to compensate her for equity incentive awards that she forfeited at her previous employer as a result of her resignation. Ms. Winters’ Sign-on RSU Award will vest on each of the first three anniversaries of May 2, 2016 in accordance with the vesting schedule set forth in the Offer Letter.

Ms. Winters will be eligible to participate in the MSCI Inc. Change in Control Severance Plan, the MSCI Inc. 401(k) Retirement Savings Plan and other compensation plans or arrangements available to MSCI’s U.S.-based employees. Ms. Winters will be subject to the Company’s Compensation Clawback Policy and stock ownership guidelines that may be in effect from time to time.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference.

There is no family relationship between Ms. Winters and any of our other executive officers and directors. There are no related person transactions (within the meaning of 404(a) of Regulation S-K) between Ms. Winters and MSCI or any of its subsidiaries.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

Exhibit 10.1	Offer Letter, effective as of March 15, 2016

Exhibit 99.1	Press Release, dated April 27, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI Inc.

By:	/s/ Henry A. Fernandez
	Name:	Henry A. Fernandez
	Title:	CEO, President and Chairman

Date: April 27, 2016

Exhibit Index

Exhibit No.	Description

Exhibit 10.1	Offer Letter, effective as of March 15, 2016

Exhibit 99.1	Press Release, dated April 27, 2016